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Exhibit 5.1

July 21, 2025

Karman Holdings Inc.

5351 Argosy Avenue

Huntington Beach, CA 92649

Ladies and Gentlemen:

We have acted as counsel to Karman Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed sale of up to 20,000,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) (such shares of the Common Stock to be sold by the Selling Stockholders, the “Firm Shares”) and up 3,000,000 additional shares of Common Stock to be sold by a certain Selling Stockholder upon the exercise of the underwriters’ option (the “Additional Shares” and, together with the Firm Shares, the “Shares”). The offering of the Shares is referred to herein as the “Offering”.

We have examined the Certificate of Incorporation and Bylaws of the Company, incorporated by reference as Exhibits 3.1 and 3.2, respectively, to the Registration Statement. In addition, we have examined the Registration Statement; the form of underwriting agreement, substantially in the form filed as Exhibit 1.1 to the Registration Statement, to be entered into by and among the Company, the Selling Stockholders and the representatives of the several underwriters named therein (the “Underwriting Agreement”); and such other records and documents that we have deemed necessary for the purpose of this opinion letter. We are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that, upon, (i) due action by the Company’s Board of Directors or Board of Managers, as the case may be, or a duly appointed committee thereof to determine the price per share of the Shares, (ii) the due execution and delivery of the Underwriting Agreement by the parties thereto and (iii) the effectiveness of the Registration Statement under the Securities Act, the Shares to be sold by the Selling Stockholders will have been duly authorized and are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other country, state or jurisdiction. The opinion expressed herein is limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we assume no obligation to update or supplement such opinion after the date hereof. The opinion expressed herein is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. The opinion expressed herein is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholders or the Shares.

BRUSSELS CHICAGO DALLAS FRANKFURT HAMBURG HOUSTON  LONDON LOS ANGELES

MILAN MUNICH NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

Karman Holdings Inc.

July 21, 2025

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement, and to the use of our name under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP